TriMas Investor & Analyst Day Presentation Ma y   1 4 ,   2 0 1 4 NASDAQ • TRS

Welcome Sherry Lauderback, VP of Investor Relations & Communications

Forward‐Looking Statements Any “forward‐looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10‐K for the fiscal year ending December 31, 2013, and in the Company’s Quarterly Reports on Form 10‐Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward‐looking statements. All forward‐looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward‐looking statements. In this presentation, certain non‐GAAP financial measures may be used. Reconciliations of these non‐GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation or in the earnings releases available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 3

Agenda 8:00 a.m. Registration and Continental Breakfast 8:30 a.m. Welcome: Sherry Lauderback, VP, Investor Relations & Communications, TriMas 8:35 a.m. Opening Remarks/TriMas Vision: Dave Wathen, President & CEO, TriMas 8:55 a.m. Packaging: Lynn Brooks, President, and David Pritchett, Executive Vice President 9:15 a.m. Energy: Kurt Allen, President 9:30 a.m.  Aerospace: David Adler, President 9:45 a.m. Q & A and Break 10:15 a.m. Cequent: Dave Wathen, President & CEO, TriMas Carl Bizon, Cequent APEA President ‐ OEM & OES Discussion Tom Benson, Cequent Performance Products President ‐ Aftermarket Discussion John Aleva, Cequent Consumer Products President ‐ Retail Discussion 10:45 a.m. Cequent Breakouts and Q & A Performance Demonstration Product Development ‐ the Future! Investing in Mexico 11:45 a.m. Break and Lunch (working lunch) 12:00 p.m. Brief Presentations and Q & A  Jerry Van Auken, Norris Cylinder President Len Turner, Arrow President Bob Zalupski, VP Finance, Corporate Development and Treasurer Tom Aepelbacher, VP Global Services Organization 12:30 p.m. TriMas Summary: Mark Zeffiro, EVP and CFO, TriMas  12:45 p.m. Q & A  1:00 p.m. Closing Remarks and Wrap Up: Dave Wathen, President & CEO, TriMas  4

Corporate Leadership in Attendance



David Wathen
President & Chief Executive Officer
Joined TriMas in 2009



Mark Zeffiro
Executive Vice President and Chief Financial Officer
Joined TriMas in 2008



Tom Aepelbacher
Vice President, Global Services Organization
Joined TriMas in 2003



Colin Hindman
Vice President, Human Resources
Joined TriMas in 2002



Sherry Lauderback
Vice President, Investor Relations & Communications
Joined TriMas in 2007



Joshua Sherbin
Vice President, General Counsel, Chief Compliance Officer, Secretary
Joined TriMas in 2005



Paul Swart
Vice President, Controller & Chief Accounting Officer
Joined TriMas in 2003



Robert Zalupski
Vice President, Finance, Corporate Development, Treasurer
Joined TriMas in 2002

TRIMAS CORPORATION

5

Business Unit Leadership



Lynn Brooks

President, Rieke Packaging Systems

Years of Service: Industry - 36 TriMas - 36



David Pritchett

Executive Vice President, Rieke Packaging Systems

Years of Service: Industry - 18 TriMas - 18



Kurt Allen

President, Lamons

Years of Service: Industry - 30 TriMas - 17



David Adler

President, Aerospace & Defense

Years of Service: Industry - 30 TriMas - 4



Len Turner

President, Arrow

Years of Service: Industry - 37 TriMas - 27



Jerry Van Auken

President, Norris Cylinder

Years of Service: Industry - 15 TriMas - 7



John Aleva

President, Cequent Consumer Products

Years of Service: Industry - 27 TriMas - 11



Tom Benson

President, Cequent Performance Products

Years of Service: Industry - 30 TriMas - 23



Carl Bizon

President, Cequent APEA

Years of Service: Industry - 6 TriMas - 6

TRIMAS CORPORATION

6

TriMas Overview Video 7

Opening Remarks Dave Wathen, TriMas President and CEO

9 TriMas Key Messages • Highly‐engineered products serving defensible, focused markets • Significant opportunities for organic growth and bolt‐on acquisitions  • Increased focus on margin expansion  • Business units managed by experienced leaders and industry experts • Multiple levers to drive EPS growth and enhance stakeholder value • TriMas Operating Model is working well and delivering results

10 Balanced Portfolio with Common Attributes aaa CEQUENT ENG INEERED   COMPONENTS AEROSPACE  &   DEFENSE ENERGY  PACKAG ING Revenue: $313.2 Op. profit margin(1): 24.2% Americas Revenue: $437.3 Op. profit margin(1): 7.9% ($ in millions; from continuing operations) Revenue: $205.6 Op. profit margin: 4.2% Revenue: $101.8 Op. profit margin: 23.3% Revenue: $185.4 Op. profit margin: 10.5% APEA Revenue: $151.6 Op. profit margin: 9.2% (1) Operating profit margin excludes “Special Items.” Special Items for each period are provided in the Appendix. 2013 REVENUE: $1 ,394 .9 Operating profit margin(1): 9.9% COMMON ATTR IBUTES ACROSS BUS INESSES • Proprietary, highly‐engineered products • Focused markets with leading market positions • Strong brand names • Well‐established customer relationships • Common operating processes • Opportunities for growth and productivity • Strong cash flow generation and ROIC • Management expertise Commonality across businesses drives leverage.

Packaging 23% Energy 15% Aerospace &  Defense 7% Engineered  Components 13% Cequent  Americas  31% Cequent APEA 11% By Segment U.S.  (domestic) 70% U.S.  (export) 9% Europe 7% Australia 7% Asia 3% ROW 4% By Geography Highly Diversified Business and Customer Profile 11 2013 Revenue Breakdown  Broad Blue‐Chip Customer Base Across End Markets (1) Represents approximately $123.7 million of U.S. export sales in 2013. (1) Geographic diversification and blue‐chip customers.

Strategic Aspirations – As of 2009… 12 Launched strategic aspirations and operating model in 2009. G E N E R A T E high single-digit top-line growth I N V E S T in growing end markets through new products, global expansion and acquisitions D R I V E 3% to 5% total gross cost productivity gains annually – utilize savings to fund growth G R O W earnings faster than revenue growth D E C R E A S E leverage ratio S T R I V E to be a great place to work

13 …Drives Results S a l e s       ( $   i n   m i l l i o n s ) D i l u t e d   E a r n i n g s   P e r   S h a r e (1) (1) Sales and Diluted EPS(1) (1) Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” Sales CAGR=  ~16% EPS(1) CAGR =  ~49% $ $ $777 $902 $1,084 $1,273 $0.42 $1.13 $1.58 $1.84 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $0 $250 $500 $750 $1,000 $1,250 $1,500 2009 2010 2011 2012 2013 Sales EPS 1,395 2.06 Consistent sales growth with EPS growing at a significantly higher rate.

14 ($ in millions) Total Debt and Leverage Ratio (including A/R Facility) $630  $515  $495  $470  $422  $306  1x 2x 3x 4x 5x  $200  $300  $400  $500  $600  $700 YE 08 YE 09 YE 10 YE 11 YE 12 YE 13 L e v e r a g e   R a t i o T o t a l   D e b t Series1 Series2Total Debt  Leverage Ratio …Drives Results Improvements in operating earnings and Free Cash Flow driving shareholder value;  TriMas stock price has improved from $1.38 in 2009 to where it is today. More than $300M in debt  reduction Leverage ratio declined  more than 2 full turns to  under 2x Cumulative Free Cash  Flow(1) generation of  more than $275M (1) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures. Issued $254M in new  equity Invested $258M in cash  towards  purchase of  acquisitions

External Benchmarking

TriMas versus Premier Diversified Industrial Companies[(1)]	2009 - 2013
Revenue Growth > Peers	✓
EPS Growth > Peers	✓
Leverage Ratio vs. Peers	○
ROIC vs. Peers	✓
Margin vs. Peers	X
FCF Conversion vs. Peers	X
Tax Rate vs. Peers	○
Dividend vs. Peers	Possible in future

Areas of increased focus

TRIMAS CORPORATION

While we achieved significant progress – still more work to do.

(1) *Based on TriMas management's analysis using a variety of measures and peer groups.*

15

Strategic Aspirations – As of 2014 16 Consistent strategic aspirations – modified slightly to capture current focus. G E N E R A T E high single-digit top-line growth I N V E S T in growing end markets through new products, global expansion and acquisitions E N H A N C E margins through productivity initiatives, leveraging costs and business mix G R O W earnings faster than revenue growth O P T I M I Z E capital structure S T R I V E to be a great place to work

Longer‐Term Market Trends 17(1)     Source: Wolfensohn Center for Development Uniquely positioned to take advantage of “bright spots.” • Growing global middle class at 4.7% CAGR projected(1) with  80% of growth projected in Asia and South America  • Fuel efficient aircraft; aircraft backlog through 2019, with  ongoing conversion to composites • Environmentally‐friendly packaging/dispensing solutions  and new innovations focused on dispensing concentrated  materials • Petrochemical conversions; new drilling, pumping,  measurement and compression methods • Smaller, fuel efficient vehicles require new towing and  cargo management equipment

Recent Strategic Plan Key Takeaways 18 Plan meets strategic aspirations for growth, productivity, ROIC, earnings  and margin improvement Businesses have identified achievable growth plans via product and  geographic expansion, as well as acquisitions Each business has identified achievable margin improvement plans  through cost‐out and productivity, business mix and other initiatives Continued multi‐year capacity ramp‐up in packaging and aerospace  businesses Energy priority switches from footprint expansion to margin  improvements  Cequent leverages global position combined with margin improvement Engineered Components balances growth and productivity Outgrow our peers in revenue and earnings.

Future Aspirations 19 • Ongoing organic and acquisition growth • Disciplined focus on higher growth  markets • Business mix, ongoing productivity and  cost leverage • Deploy cash for growth and productivity • Hurdle rate goal We are working toward these metrics of success.

Packaging Lynn Brooks, President  David Pritchett, Executive Vice President

Recent History 21 • Enhanced specialty dispensing and  closure systems product offering  through product development and  bolt‐on acquisitions • Increased sales efforts in emerging  markets • Continued productivity efforts and  lean initiatives • Continued to leverage flexible  manufacturing footprint – adding  regional manufacturing Net Sales 23.2% (1) Operating profit margin excludes “Special Items.” “Special Items” for each period are provided in the Appendix. (dollars in millions) $145  $171  $185  $275  $313  2009 2010 2011 2012 2013 24.2% Net Sales &  Operating Profit Margins(1) 23.2% 28.5% 25.9% 20.9% Consistent growth and profitability despite economy; focus on  specialty systems in growing end markets paying off.

Product Overview Diverse products designed to enhance customers’ ability to store, transport,  process and dispense 22 We develop and manufacture high‐performance, value‐added products.

• Industrial product growth approximates GDP • Dispensing/delivery system product growth trends 2‐4 times industrial growth rate • Significantly larger market size for dispensing products  • Dispensing market is fragmented with more “individualized” requirements (not a standard) • Margins should be similar over time Chemicals Paints  Petroleum Pharma Food Personal  Care Other Chemicals Paints Petroleum Pharma Food Personal  Care Other 23 Per management estimates 5 Year Evolution Significant opportunities for growth through product extension and geographic expansion. 2009 Revenue 2013 Revenue

Differentiation • Customized solution – focus on  customer needs and application versus  “one size fits all” • Intellectual property • Significant technical support and  engineering • Speed and delivery advantages – start  to finish  • Broader geographic presence 24 Our technical support and engineering capabilities solve customer application problems.

• Maintain market share in industrial‐based business • Focus on growth opportunities in dispensing and delivery systems  and niche closure systems • Expand geographically (customer led) • Provide regional manufacturing to service major customer  requirements • Pursue and leverage bolt‐on acquisitions focused on companies  located in North America, Europe and Asia (technology is in Europe) • Create/maintain IP protection or other barriers to entry • Maintain operating profit margin percentage of approximately 25% 25 Key Strategies Significant growth opportunities in specialty systems and geographic expansion.

Positive Market Trends • New dispensing technologies (hands‐free  dispensing, inverted containers dispensing  systems, fewer components, all plastic) • Food, pharma and personal care markets grow at  rates higher than GDP – align with growth markets • Environmentally‐friendly packaging options  desired • Global customers pursuing emerging markets – need global capability • Many companies want shorter supply routes  (move some Asia production back to U.S., which is  favorable to Rieke with our domestic production  capacity) We are positioned to take advantage of the many positive market trends. 26Sources: Euromonitor and PIRA 2012 34% 34% 27% 5% Consumer packaging market by  region $395bn (2012) Europe Middle East, Asia & Africa (MEAA) North America South and Central America

We are focused on consumer packaging with specific geographic and market  segment attractiveness – we are aligning with growth markets and sectors. Sources: Euromonitor and PIRA 2012 4.0% 3.0% 1.0% ‐1.0% Overall annual average  growth rate 2.9% (2010‐16) Personal Care  MEAA LATAM Europe NA 7.0% 3.0% 2.0% 0.0% Health Care MEAA LATAM Europe NA 6.5% 7.0% 5.0% 5.0% Household MEAA LTAM Europe NA Positive Market Trends (cont.) • Long‐term growth strongly underlines a shift in balance to emerging  markets • Growth rates in BRICS and MIST countries are 2x to 4.5x greater  than developed nations • Global personal care market to grow to $630 billion by 2017 • Skin and hair care continue to be high growth sectors • Drives airless and foamer demand • Global homecare market to grow to $146 billion by 2017 • Asia Pacific leading the way; Europe and North America stagnant • Health care is high growth worldwide  The personal care markets in MEAA are a vital opportunity. 27

Follow Global Customers Working with global customers to provide unique product solutions. 28

Global Expansion 29 Rieke is a global business and will continue to expand geographic coverage. Production/Sales Locations Additional Sales/Warehouse Locations New Since 2012

Increased Focus on New Product Development 30 New Product Development Centers and regional technical support will  drive product expansion and future growth. FUTURE FOOTPRINT FOR TECHNOLOGY TEAM FUTURE FOOTPRINT FOR TECHNOLOGY TEAM FUTURE FOOTPRINT FOR  TECHNOLOGY TEAM Global NPD Centers Regional Technical Support Plus, technical services team in each facility Global NPD Centers • Expand regional technical/engineering • Embed design capability in all regions • Reduce development cycle time • Use lower cost regions to undertake back  room design activities Regional Technical Support • Expand in‐region support for sales team  • Drive productivity improvement through  deployment of engineering talent Next Generation Products • 125ml home use water pump • Packer bottles to augment Innovative Molding caps • Low component count foaming pumps • All plastic lotion pumps

• Completed in August 2011 • Internal threaded plastic closures for the food and  neutraceutical markets • Reasons for acquisition: – Regional player ‐ customers wanted manufacturing  capabilities east of the Rockies – Latin American and Asian opportunities – Synergies include: food market, geographic  production opportunities, Rieke materials  knowledge, COSTCO • Results to date: – 20% sales growth rate since acquisition – Operating profit margin improved more than 350  basis points from year of acquisition; more to come 31 Update on Past Acquisitions Expanded our product portfolio to better meet our customers’ needs.

• 70% completed in 2012; remainder purchased in March 2014 • Dispensing and delivery systems • Primarily North American revenue • Reasons for acquisition: – Expanded product lines – Excellent sales and business development – Large customer base – Speed to market – Synergies include: Rieke manufacturing capability,  international growth opportunities, additional product  development personnel • Results to date: – Approximately 20%+ sales growth rate since acquisition – Operating profit margin improved more than 350 basis  points from year of acquisition; more to come 32 Providing customers innovative solutions, speed to market and breadth of products. Update on Past Acquisitions

Future Pipeline of Acquisitions Focus of future acquisitions: • High margin companies • Product lines with barriers to entry  • Focus on personal care, food, pharma and specialty industrial  markets • Immediate synergies (operationally, sales coverage, product  lines, geography) • Potential for a “third leg” to the markets or product lines 33 Plans to supplement strong organic growth with acquisitions.

Future Objectives 34 Goals to accomplish over the next few years: • Further sales and production penetration into Asia • Follow our customer base into Latin America and  establish a significant presence in sales and  operations • Complete one or two meaningful bolt‐on  acquisitions  • Convert third‐party producers of Arminak products  to in‐house production • Rationalize facilities where realistic and financially  compelling • Begin to introduce closure products to our  dispensing customers Proven track record sets the stage for the future.

Summary 35 • Maintain leading market share in  industrial products for North America  and Europe • Protect our technology—majority of  revenue is IP‐protected • Grow revenue of specialty dispensing  and closure systems  • Continue geographic expansion • Leverage strategic bolt‐on acquisitions

Energy Kurt Allen, President

Recent History 37 • 5 year sales CAGR of nearly 13% • Increased locations from 14 to 31 to  support customers globally  • Added standard and specialty bolts to  product portfolio, as well as sheet  jointing and isolation kits • Increased sales of highly‐engineered  products • Continued to integrate and capitalize on  synergies related to bolt‐on acquisitions • Decrease in refinery/plant shutdowns has  negatively impacted demand and margins  in the short‐term (dollars in millions) Rapid growth through product and geographic expansion. $112 $129 $167 $190 $206 2009 2010 2011 2012 2013 4.2% Net Sales 11.4% 11.8% 9.4%10.4% Net Sales &  Operating Profit Margins(1) (1) Operating profit margin excludes “Special Items.” “Special Items” for each period are provided in the Appendix.

Product Overview 38 2013 Product Mix  Based on Sales Dollars 2013 Delivery Time Mix Based on Sales Dollars Standard Special Routine Rush Approximations per management estimates Ability to charge for speed; special products have significantly higher  margins than the standard products. 2013 Product Mix  Based on Sales Dollars BoltsGaskets

39 Major Customers and Markets 2013 Major Markets Upstream/ Midstream OEM/ PowerGen/ Other Petrochemical Refining Oil & Gas Engineering &  Construction Per management estimates Long‐term relationships and global contracts with key customers  create opportunities around the world. Key Customers

Branch Expansion Better Serves Global Customers 40 Lamons Market Global Market  Opportunity  North America Central/  South  America Middle/ Far East Europe North America Middle/Far East Europe Central/South  America Africa Per 2013 management  revenue estimates Refining branch strategy to capitalize on global market opportunity.

Current Global Footprint 41 Hub Branch Continue optimization of global footprint.

Optimizing Global Footprint • Increase revenue at newer branches – leverage costs • Increase specialty/engineered product sales • Focus the specialty bolt facilities on the global oil and gas sector • Integrate vertically and modify manufacturing footprint to   improve costs • Fine‐tune branch network • Normalized refinery and petrochemical plant shutdowns will  improve revenue and margins (product mix) • Ongoing productivity initiatives 42 Many opportunities for margin enhancement.

Grow the Top‐line • Lamons has a unique “go to market” model  • Manufacturing and distribution • Gaskets and bolts  • Standards and specials • Focus on oil and gas market with specialty  fasteners and ring type joint gaskets • Increase revenue through recent acquisitions of  sheet jointing and isolation kits to include product  additions • Leverage customers’ global approval lists • Drive growth at newer branches including Brazil 43 Increased sales will leverage existing cost structure.

Increase Specialty/Engineered Product Sales • Specialty products have higher margins • Opportunity to differentiate through customer  education of unidentified needs • Newer products: • WRI‐LP Gaskets • Inhibitor Gaskets • IsoTek Gaskets™ • Intelligent Bolts • CorruKamm™ Gaskets • Specialty Bolts 44 Ramping up several higher margin products; customer education is ongoing.

Vertical Integration and Low Cost Manufacturing • Basrur (India) – acquired in 2013 • Manufacturer of high quality, low cost non‐asbestos sheet jointing • Recently moved to a newer, more efficient facility  • Ability to sell Lamons‐branded products to existing customers  • Opportunity to seek global privately branded business • Isotek Gaskets • Ability to sell Lamons isolation kits • Develop new products, such as fire safe gaskets  • Matrix Sheet Material • Developed a Lamons PTFE sheet • Approved by Dow, DuPont and Bayer • Ability to switch out competitor products • Global manufacturing footprint • Multi‐location and opportunity for optimization 45 Many opportunities for margin enhancement.

Productivity Initiatives 46 Opportunities across business to drive productivity and cost‐out;  continuous improvement to enhance margins. Labor Productivity • Job shop production balanced with high  volume production in low cost  manufacturing plants • Lean initiatives ongoing in all  manufacturing sites (U.S., India, U.K.,   China and Brazil) • Kaizen activities • Value stream mapping • Standardization • Root cause analysis • One‐piece flow modeling • Tripod risk management for labor cost:  U.S., China and India • Technology upgrade to integrate  scanners and automation • Certified lean leaders globally Material Productivity • Leverage TriMas’ Global Services  Organization in China, India, Brazil and  Vietnam • Continual quote and sampling process  for new supplier development • Shifting SKUs between India and China  to take advantage of economic shifts

Summary 47 • Experts at specialty gaskets and bolts  requiring fast delivery to customers who  are willing to pay for speed • Local manufacturing and quick delivery  model works with more prospects  globally • Expanding into oil and gas market with  specialty fasteners • Focus on footprint optimization and  margin improvement

Aerospace David Adler, President

Recent History • 2013 backlog at 5‐year high,  2014 even higher • Invested capital to grow  business, increase capacity  and improve service to  customers • Completed two bolt‐on  acquisitions in 2013  • Margins recently impacted by  costs related to acquisitions,  new facility and  manufacturing ramp‐up  • Launched additional lean and  productivity initiatives 49 Recent investments in growth and productivity will drive increased return on capital. 2009 2010 2011 2012 2013 $102 Aerospace Net Sales $74$74 $79 $79 NI Net Sales 29.5% 24.5% 23.7% 26.5% 23.3% ($ in millions) Net Sales &  Operating Profit Margins(1) (1) Operating profit margin excludes “Special Items.” “Special Items” for each period are provided in the Appendix.

Aerospace Market



Aircraft Production Value Breakdown
2013 Market ~$150B
OEM Final Assembly
~$39B
Aerostructures
~$46B
MAC FASTENERS
Interiors
~$6B
Aeroengines
~$32B
Aircraft systems, avionics &
defense electronics
~$27B

We operate in an $85B market – significant opportunity in a large growing market.

Source: ICF International

TRIMAS CORPORATION

50

51 TriMas Aerospace Unique Offering • Highly‐engineered and complex products • Long development cycles; high switching costs • Experienced team focused on product development and  continuous improvement • Reputation for quality and best‐in‐class lead times • Blind bolts are preferred approach for automated aircraft assembly  and one‐sided installations Product differentiation, intellectual property, long development cycles  and a long specification process create barriers to entry.

52 TriMas Aerospace Competes On Service 2010 • Monogram Composi‐Lok 26 weeks • Monogram OSI Blind Bolt 28 weeks • Monogram Collars 34 weeks • Monogram Temp Fasteners 24 weeks • Martinic product average 26 weeks • Mac Fasteners product average 51 weeks   8 weeks 8 weeks 8 weeks       8 weeks       14 weeks 24 weeks Examples per management estimates Lead Time Reductions 2014 Focus on reducing lead times to compete on service.

53 Increased Content on Composite Aircraft Legacy Aircraft • 767 $30K • A330 $25K • A320 $20K • 737 $20K • G5            $10K Composite Aircraft Designs • 787 $230K • A350 $165K • A320NEO $35K       • 737MAX $40K       • G650 $45K • A380 $215K • Bell 525          $15K  • KC 390          $15K Examples per management estimates Approximate Content per Airframe TriMas’ aerospace business expects to have significantly more content on  several newer, composite aircraft programs compared to legacy programs.

54 Preferred Supplier Partnerships with Customers Sales by Aircraft Type Based on 2013 management estimates Key Customers Large  Commercial Business Military Regional Quality, shorter lead times and ability to run stocking programs for customers.

55 Product Expansion Opportunities Category Estimated Market Size Approximate Market Share Market Trend Blind Bolts (Threaded & Pull Type) $200 million 32% Temporary Clamps $12 million 40% Aerospace Screws $450 million 4% Collars $180 million <2% Honeycomb Pins $5 million 75% Position in the Market Place Sales by Product Fastener Market Temporary  Clamps Honeycomb  Pins Aerospace  Screws Collars Based on 2013 management estimates Blind Bolts Note: This chart does not include the Martinic product line. Continue to expand product sizes, features and geography.

Martinic Engineering Acquisition 56 • Located 15 miles from Monogram • Acquired January 2013 – approximate  annual revenue of $13 million at time of  acquisition • Manufacturer of highly‐engineered,  precision machined, complex parts for  commercial and military aerospace  applications • Well‐positioned to grow as OEMs such  as UTC, Parker and Ontic outsource  machining products to reduce costs • Performing as planned • Established new management team • Implemented lean manufacturing and  TriMas Operating System • Investing capital in new machinery to  scale business • Improved quality and on‐time delivery • Continuing to build relationships with  customers Focus for 2014 is to reduce lead times and increase customer satisfaction.

• Located in Ottawa, Kansas • Acquired October 2013 – approximate annual revenue of $18  million at time of acquisition • Manufacturer of aerospace  fasteners, globally utilized by OEMs,  aftermarket repair companies, and  commercial and military aircraft  producers 57 Focus on lead time reduction will drive increased revenue. Mac Fasteners Acquisition • Performing as planned • Added to existing management team • Building capacity to scale business • Implemented lean manufacturing and TriMas  Operating System • Investing capital in new machinery to  increase efficiency and capability • Continuing to reduce lead times and  increase on‐time delivery

Summary 58 Our mission is to develop and manufacture  complex, highly profitable aerospace components  with world‐class service. • Increased content on composite aircraft • Best‐in‐class service • Preferred supplier relationships • Innovation of new products and processes • Opportunities for geographic expansion • Availability of acquisitions Where innovation takes flight Inherently profitable business with long‐term opportunities to improve return on capital.

Q & A Packaging, Energy and Aerospace

Break

Cequent Introduction Dave Wathen, TriMas President & CEO

Cequent  Americas  Net Sales Cequent Overview • Broadest product portfolio in the  market • Global reach to support global  customers – with local presence • Market leading brands • History of long‐term customer  relationships • Expertise in serving the majority of  channels • Opportunities for margin expansion 62 Cequent Americas and APEA are well‐positioned for growth and margin expansion. 2009 2010 2011 2012 2013 $309 $94$76 $400 $64 $339 $384 $129 $437 $151 ( $   i n   m i l l i o n s ) Net Sales Cequent  APEA Net Sales

Cequent Global Footprint Global reach to support global customers – with local presence. 63 Channels OEM/OES Aftermarket/Installers Retail

OEM & OES Discussion Carl Bizon, Cequent APEA President

OEM versus OES – What's the Difference? • Component parts used on the  assembly line to build the car • Generally the car  manufacturer’s design and  engineering • Typically high volume and low  margin • Proximity to the assembly plant  is usually essential • Parts used to accessorize the car  after manufacture; generally at  the pre‐delivery stage • Generally the supplier’s design  and engineering • Typically lower volume and  higher margin • Proximity to the regional offices  and national parts warehouses is  extremely beneficial – vehicle  point of production is irrelevant 65 Cequent has the capability to serve both customer sets. Original Equipment Manufacturers Original Equipment Suppliers

Serving Majority of Customers through  66 • Global relationships  with 60+ automotive  brands • Established track  record with major  brands • Products from  Thailand facility reach  more than 180  regional markets

Global Product Set 67 Broad product offering; growth delivered from adjacent products.

Major Market Characteristics North American Market • Annual vehicle sales circa 16 million units • Towing vehicles are predominately large pickups  and SUVs; trailer hitches integrated into vehicle  chassis • Minimal tubular usage  South American Market • Annual vehicle sales circa 7 million units • Towing becoming more popular • Vehicle car park similar to South East Asia • Tubular products popular on pickup trucks 68 Sizeable business in North America; excellent opportunity in South America.

Major Market Characteristics European Market • Annual vehicle sales circa 11 million units • Towing more common on passenger vehicles • Cargo management very popular, due to smaller  vehicle sizes  • Tubular products popular African Market • Annual vehicle sales circa 2 million units • Towing very common, also driven by mining  sector • Tubular products very popular  69 Following our major customers into key regional markets.

Major Market Characteristics Chinese Market • Annual vehicle sales circa 19 million units • Vehicle accessories demand in its infancy • Demand expected to increase over the next  decade South East Asian Market • Annual vehicle sales circa 4 million units • Towing popular in Australia and New Zealand • Tubular products popular 70 Key market position in Australia and New Zealand; prepared for  emerging opportunities  in China.

Driving Growth from our Value Proposition • We are unique in our ability to provide global customers with a  single development and supply option – engineering and  development they trust • Our “in market” development and engineering provide locally  acceptable towing solutions • Local supply is highly valued • Our reputation for engineering and supply excellence with long  term global customers provides natural leverage into new  geographies  71 Our service offering is unparalleled.

Global Variants of a Common Design Global Design Common  Structural Member End Market Interface 72 One core design; globally adaptable with local manufacture and supply. North America,  Australia and  New Zealand Europe South Africa

Engineering and Design 73 Unique and technologically advanced full service engineering and design.

Vehicle Technology  • Access to the latest motor vehicle technologies and the integration  pathway for intelligent accessories – participating in the evolution • Relationships with the OEs ensure we are at the cutting edge of thinking  and the evolution of product integration • Trailer sway detection • Bulb out detection • Blind spot radar and vision  • This ensures we continue to retain relevance in our other key channel – the aftermarket • Vehicle integration – not adaption 74 Focus on vehicle integration – not adaption.

Key Messages • We add value – not the low margin/low return business many  companies face in dealing with this customer base • Only one that can provide customers with global product set • Follow and support our global OE customers around the world  ‐ almost every global brand in the market  • Significant opportunities to grow with OEs • Access to emerging technologies 75 Cequent has a unique value proposition.

Aftermarket/Installer Discussion Tom Benson, Cequent Performance Products President

CEQUENT Brands By Region Global Aftermarket 77

• Financial Capability • Broad Portfolio • Marketing Support • Training • Predictable Product Availability • New Product & Applications • Pricing Logic • Brand Reputation Pelligrino Global Distribution 78

• Same or Next Day Service • Broad Portfolio • Training & Education • Marketing Support • New Product & Applications • Speed to Market • Brand Power TRUCK PLAZA Cia LTDA AQUASPORTS SAC Aramis TRUCK DEXTRUS MELRICK AUTO CENTRES Global Installers/Dealers 79

PRODUCT • Supplying products  to match vehicle  technology  advances MARKET DEVELOPMENT • Utilizing best  practices and global  experience to  create products  that cater to  applicable markets • Designing, creating  and bundling  worldwide product  availability from a  single source BUSINESS PROCESS • Collaborative  worldwide  engineering to  create hitch and  accessory product  availability as soon  as vehicles are  released Global Innovation 80

We Have A World To Tow Global Reach With Local Feel Our Message 81

Retail Discussion John Aleva, Cequent Consumer Products President

Key Retail Customers by Channel 83 Automotive  Retail Mass  Merchant Home Center Hardware Farm &  Agricultural Cequent has the largest North American retail market share. Internet  • Servicing both pure‐play and brick and mortar retailers

Our Retail Value Proposition • Significant breadth of products to serve large retailers • Brand leverage across channels  • Innovative new products with IP protection • Speed to market • Merchandising expertise • Omni‐channel retailing 84 Cequent is uniquely positioned to serve retail customers and consumers. Leverage the above expertise in less developed retail  markets for growth.

Broad Product Offering • Towing Hitches • Towing Accessories – ball mounts, hitch balls, trailer  locks and other accessories • Trailer Accessories – jacks, couplers and winches • Trailer Brake Controllers, Lighting & Wiring • Loading Ramps • Cargo Securing – bungees, tie downs, tow straps, cargo  nets and anchor points • Cargo Management – carrying and vehicle organization  products • Vehicle Protection – floor mats/cargo liners, splash  guards and car care/appearance accessories • Cleaning Products, Brooms and Brushes  85 Broad product offering positions us as a single source with large retailers.

Retail Brand Leverage Case in Point 86 Cequent has market leading brands consumers know and want. • Cause Marketing generating good will and brand awareness

Innovative New Products, Packaging and Speed to  Market 87 Cequent’s speed to market with new products and packaging is a  competitive advantage.

Merchandising Expertise 88 Cequent partners with leading retailers to merchandise products to drive sales.

Omni‐Channel Retailing and Selling 89 • Shoppers now expect the same experience  on their devices across multiple shopping  channels (such as Website and Facebook) • Leveraging our brands with the tools,  content and structure for omni‐channel  synchronized shopping including selling  direct Cequent differentiates itself from its competitors by providing omni‐channel  engagement with consumers.

Marketing Initiatives Video Cequent is moving from a specialty products business to a more traditional  consumer products business.  90

Marketing Initiatives Video 91 Cequent is moving from a specialty products business to a more traditional  consumer products business.

Operational Excellence • State‐of‐the‐art North American order fulfillment center: • Voice pick, Transportation Management System and parcel fulfillment center with  box‐on‐demand • 98% fill rates and on‐time deliveries expected • Lean practices for continuous productivity improvement • Global supply chain management: • Leverage TriMas’ Global Sourcing   • In‐bound and out‐bound logistics • Low cost country sourcing around the globe • Supplier management • Quality and testing • Managing direct import programs • U.S., South America, Mexico and Canada 92 Operational excellence is expected!

Key Initiatives • Launch new products (20% revenue replacement every year) and  leverage globally • Drive omni‐channel marketing and brand initiatives • Continue to leverage retail expertise across all Cequent geographies  and business units • Leverage global retailers to gain access and placement in other  countries • AutoZone de Mexico, Walmart Central America and AutoZone de Brazil, NAPA • Continue to drive productivity through lean and low cost country  sourcing 93 Leveraging new products, geographic expansion and lean initiatives to  drive future growth in sales and profitability.

Cequent Breakouts

Cequent Breakouts Group 1 ‐ Performance Demonstration Tom Romero, Director of Sales & Technical Training Performance is central to our products’ value in the market. This brief opportunity to experience  Cequent products in a live towing environment will help demonstrate why Cequent and its brands hold  share leadership position and confidence in the consumers’ minds.  Group 2 ‐ Product Development ‐ the Future!  Marcia Albright, VP and General Manager, Towing Products Rick McCoy, Chief Engineer, Towing Products Behind every great product we develop are countless hours of research, design, improvement and  testing. This brief tour of our engineering lab will provide insight into the importance of product  innovation and testing in maintaining market share and creating growth for the future.  Group 3 ‐ Investing in Mexico Mike Finos, Chief Operations Officer Cequent has made significant investments in repositioning our manufacturing assets. This brief video  tour of our new state‐of‐the‐art manufacturing facilities in Reynosa and Juarez, Mexico, will provide an  inside perspective on our ability to maximize profitability while expanding capacity in a world‐class  manufacturing environment. 95

Cequent Q & A

Lunch Break

Norris Cylinder Jerry Van Auken, President

Recent History 99 • 5 year sales CAGR of more than 20% • Operating profit margins improved more  than 800 basis points over the period  • Expanded product portfolio and export  sales through product development and  acquisitions • Acquired Taylor Wharton assets in June  2010 and Worthington cylinder assets in  November 2013 • Won anti‐dumping suit in May 2012 • Dumping and countervailing duties • Success with major industrial gas  accounts (Praxair, Airgas, Air Liquide, etc.) Track record of growth and profit improvement;  provides good cash flow and returns on capital. 2009 2010 2011 2012 2013 Net Sales Net Sales

Key Initiatives • Continue to deploy acquired Worthington assets in Huntsville and  Longview • Addresses equipment needed for specific customer special designs or approvals  acquired from Worthington • Increases capacity and flexibility of acetylene and small high pressure resale  cylinders • Evaluate timing and need for Taylor Wharton forge in Longview  • Increases capacity on DOT 3AA cylinders for domestic use • Provides for better utilization of existing forge for ISO products sold worldwide • Leverage recent supply agreements with key customers   • Targets sales from recent product development of seamless acetylene and ISO  high pressure cylinders into South America, South Africa and Europe • Improve profitability through numerous lean initiatives 100 Leveraging acquisitions, product development and lean initiatives to drive  future growth in sales and profitability.

Arrow  Len Turner, President

Recent History 102 • History of revenue growth fueled by  new products and applications • 2012 and 2013 sales and margins  impacted by end market slow down  in drilling activity • Rapid expansion of well‐site content  – expanded from core products of  engines and parts to include  compressors, gas products,  electronics, meter runs, etc. • Operating profit margins in  normalized market in mid‐teens  Track record of growth through product expansion;  continued focus on managing cyclicality in end market. 2009 2010 2011 2012 2013 Net Sales Net Sales

Key Initiatives • Build upon broad range of quality products (one‐stop shop) to  grow top‐line • Focus on additional highly‐engineered products • Continued expansion of electronics, higher horsepower engines and  pumpjack parts • Pursue new international markets • Continue low cost sourcing efforts • Drive productivity and lean initiatives – focus on assembly, weld  shop and warehouse processes to improve efficiency 103 Leveraging new products, geographic expansion and lean initiatives to  drive future growth in sales and profitability.

Bob Zalupski VP of Finance, Corporate Development and Treasurer

Acquisitions 105 2010 • Completed 2 transactions in  the U.S. • Invested $31M  2011 • Completed 3 transactions • Located in 3 different countries • Invested $31M  2012 • Completed 7 transactions • Located in 3 different  countries • Invested $90M  2013 • Completed 10 transactions • Located in 6 different  countries • Invested $106M  2014 • Acquired remaining  30% of Arminak for  $51M plus earn‐out • Robust pipeline of bolt‐ on acquisitions • Focus on packaging and  aerospace businesses • Potential increase in  size • Disciplined approach  • Faster integration TriMas has a track record of successfully acquiring and integrating bolt‐on businesses. Huntsville – Taylor  Wharton assets India Worthington  cylinder  assets Towing and  technology related  assets

Tom Aepelbacher VP of Global Services Organization

Evolution of Global Services 107 2010 •Global Sourcing  Organization  formation •Low cost country  sourcing •Aggregate spend •Back office   sourcing (LCC) •Working capital  reductions 2011 •Emerging markets  (BRICS) •New low cost  countries (Sri Lanka,  Vietnam) •Functional summits  launched •National contracts •Capital equipment  leverage •Commodity buying  (steel, resin,  fasteners) 2012 •TriMas Operating  System (lean‐based) •Value stream mapping •Acquisition support  teams deployed •Logistics cost focused •Problem solving tools  refined •ERP consolidation began 2013 •Lean enterprise •Six Sigma •People engagement  through continuous  improvement •Hong Kong trading  company •Trade compliance •Sales, inventory and  operating plans (SIOP) •Business‐to‐business  sharing •Re‐launch Global  Sourcing Organization as  Global Services  Organization 2014 •India Technical Center •Supplier Executive Council •Acquisition integration  cross‐functional teams •Product Launch Readiness  program •Quality/Engineering  Council for quality  improvement  •“Design for Cost” initiative •36 Green and Black Belt  certifications targeted Continue to drive 3% to 5% productivity gains annually.

Q & A

TriMas Summary Mark Zeffiro, EVP and CFO, TriMas

Sales

$2 Billion Sales

- Solid end market growth opportunities augmented by more than 125 growth projects across all of the businesses
- Supplement organic growth with bolt-on acquisitions
- Pursue faster growing markets in Packaging
- Scale to support increasing aircraft build rates and expanding content in Aerospace
- Grow branch revenue in Energy via product expansion and customer wins
- Increase Cequent sales with retail (including online), OEM/OES and aftermarket customers


Net Sales
($ in millions)
$777
$903
$1,084
$1,273
$1,395
2009
2010
2011
2012
2013

Driving sales growth through new products, geographic expansion, market share gains and bolt-on acquisitions.

TRIMAS CORPORATION

110

Growth in Emerging Markets 111 Investing in faster growing markets. 3% 4% 4% 6% 7% 2009 2010 2011 2012 2013 Percent of Net Sales  in Emerging  Markets(1) • Balance emerging market growth with risk • Follow global Packaging customers into  Asia and South America • Optimize Energy’s newer branches in  South America and Asia  • Leverage Cequent’s unique global  footprint and broad product portfolio  • Aerospace’s components end up on  aircraft assembled around the world (1) Defined as sales in countries other than the U.S., Canada, Europe, Australia or New Zealand

Operating Profit Margins • Margin expansion through productivity,  business mix and operating leverage • Elevate acquisitions to core business  margins via productivity, consolidations  and synergies • Optimize Lamons’ footprint • Expand Cequent margins as a result of  recent footprint moves and ongoing  productivity • Continue to drive productivity at Arrow  and Norris Cylinder 112 Plans for margin improvement across the enterprise. 9.1% 12.1% 12.2% 10.9% 9.9% 2009 2010 2011 2012 2013 Operating Profit  Margin(1) Percentage (1) Operating profit margin excludes “Special Items.” Special Items for each period are provided in the Appendix.

Working Capital as a Percentage of Sales • Working capital increased as we support  customers in new geographies, launch  new products and acquire businesses • Sales Inventory Operating Plan (SIOP)  program rolling across company • Opportunities for increased inventory  turns in several businesses • Cequent and Energy will decrease  working capital as we optimize footprint 113 Continued footprint optimization plans to deliver working capital goals. 14% 13% 13% 15% 17% 2009 2010 2011 2012 2013 Working Capital as a  Percentage of Net Sales

Return on Invested Capital • Income growth supported by LT revenue  prospects • Manage acquisitions’ short‐term versus long‐ term effects • Margin expansion, EPS growth and being more  tax effective will drive higher returns • More efficient balance sheet (capital  expenditures and working capital)  (1)   ROIC is defined as after‐tax operating profit (as publicly reported),  plus or minus special items that may occur from time‐to‐time, divided  by the last five‐quarter average of invested capital. Invested capital is  comprised of long‐term debt plus shareholders' equity plus non‐ controlling interest, less cash held. 114 Integrating ROIC metric into management incentive systems. 11% 18% 20% 17% 13% 2009 2010 2011 2012 2013 Return on Invested Capital

Total Shareholder Return 115 We believe these management philosophies and objectives will continue  shareholder value creation. Peer group includes Actuant Corporation, Carlisle Companies Inc., Crane Co., Dover Corporation, IDEX Corporation, Illinois Tool Works,  Inc., SPX Corporation, Teleflex, Inc. and Kaydon Corp (included in peer group 2007‐2012, due to being acquired during 2013).

Q & A

Closing Remarks Dave Wathen, TriMas President & CEO

TriMas Value Proposition

BALANCED PORTFOLIO	• Consumer • Industrial • Agricultural • Aerospace	• Energy • Geographic diversity • Customer diversity	STABILITY
GROWTH	• Multiple projects in all businesses • Geographic • Product	• Customer penetration • Acquisitions • Growing middle class	GROWTH > END MARKETS
PRODUCTIVITY	• Rationalization • Optimization of global supply chain • Lean initiatives	• Better cost positions • Non-operational efficiencies • Redesigns	MARGIN EXPANSION FUNDS GROWTH
INCREASED ENTERPRISE VALUE	• Earnings growth > sales growth • Strong cash flow dynamics	• Increased return on capital • Margin enhancement	SHAREHOLDER RETURN

TRIMAS CORPORATION

Clear goals, high-performance teams and streamlined processes drive enhanced results.

118

Appendix

Segment Information

(unaudited, dollars in thousands)

TriMas Corporation
Company and Business Segment Financial Information
Continuing Operations

	Twelve months ended December 31, 2013	2012	2011	2010	2009
Packaging					
Net sales	$ 313,220	$ 275,160	$ 185,240	$ 171,170	$ 145,060
Operating profit	$ 83,770	$ 57,550	$ 48,060	$ 48,710	$ 33,050
Special Items to consider in evaluating operating profit:					
- Severance and business restructuring costs	$ (7,910)	$ -	$ -	$ -	$ 590
Excluding Special Items, operating profit would have been:	$ 75,860	$ 57,550	$ 48,060	$ 48,710	$ 33,640
Operating margin excluding special items	*24.2%*	*20.9%*	*25.9%*	*28.5%*	*23.2%*
Energy					
Net sales	$ 205,580	$ 190,210	$ 166,780	$ 129,100	$ 111,520
Operating profit	$ 8,620	$ 17,810	$ 19,740	$ 14,700	$ 11,140
Special Items to consider in evaluating operating profit:					
- Severance and business restructuring costs	$ -	$ -	$ -	$ -	$ 470
Excluding Special Items, operating profit would have been:	$ 8,620	$ 17,810	$ 19,740	$ 14,700	$ 11,610
Operating margin excluding special items	*4.2%*	*9.4%*	*11.8%*	*11.4%*	*10.4%*
Aerospace & Defense					
Net sales	$ 101,790	$ 78,580	$ 78,590	$ 73,930	$ 74,420
Operating profit	$ 23,760	$ 20,820	$ 18,640	$ 18,090	$ 21,770
Special Items to consider in evaluating operating profit:					
- Severance and business restructuring costs	$ -	$ -	$ -	$ -	$ 180
Excluding Special Items, operating profit would have been:	$ 23,760	$ 20,820	$ 18,640	$ 18,090	$ 21,950
Operating margin excluding special items	*23.3%*	*26.5%*	*23.7%*	*24.5%*	*29.5%*
Engineered Components					
Net sales	$ 185,370	$ 200,000	$ 175,350	$ 113,000	$ 73,100
Operating profit	$ 19,450	$ 27,990	$ 27,620	$ 12,660	$ 4,190
Special Items to consider in evaluating operating profit:					
- Severance and business restructuring costs	$ -	$ -	$ -	$ -	$ 190
Excluding Special Items, operating profit would have been:	$ 19,450	$ 27,990	$ 27,620	$ 12,660	$ 4,380
Operating margin excluding special items	*10.5%*	*14.0%*	*15.8%*	*11.2%*	*6.0%*
Cequent Asia Pacific					
Net sales	$ 151,620	$ 128,560	$ 94,290	$ 75,990	$ 63,930
Operating profit	$ 13,920	$ 12,300	$ 13,900	$ 12,050	$ 7,990
Special Items to consider in evaluating operating profit:					
- Severance and business restructuring costs	$ -	$ 3,150	$ -	$ -	$ 270
Excluding Special Items, operating profit would have been:	$ 13,920	$ 15,450	$ 13,900	$ 12,050	$ 8,260
Operating margin excluding special items	*9.2%*	*12.0%*	*14.7%*	*15.9%*	*12.9%*

TRIMAS CORPORATION

120

Segment Information (cont.) 121 Cequent North America Net sales 437,280$ 400,400$ 383,710$ 339,270$ 309,020$ Operating profit (loss) 8,850$ 27,420$ 32,730$ 27,840$ (3,160)$ Special Items to consider in evaluating operating profit (loss): - Severance and business restructuring costs 25,570$ 7,530$ 520$ -$ 13,820$ Excluding Special Items, operating profit would have been: 34,420$ 34,950$ 33,250$ 27,840$ 10,660$ Operating margin excluding special items 7.9% 8.7% 8.7% 8.2% 3.4% Total Reportable Segments Net sales 1,394,860$ 1,272,910$ 1,083,960$ 902,460$ 777,050$ Operating profit 158,370$ 163,890$ 160,690$ 134,050$ 74,980$ Special Items to consider in evaluating operating profit: - Severance and business restructuring costs 17,660$ 10,680$ 520$ -$ 15,520$ Excluding Special Items, operating profit would have been: 176,030$ 174,570$ 161,210$ 134,050$ 90,500$ Operating margin excluding special items 12.6% 13.7% 14.9% 14.9% 11.6% Corporate Expenses Operating loss (37,840)$ (36,020)$ (29,370)$ (24,710)$ (25,480)$ Special Items to consider in evaluating operating loss: - Severance and business restructuring costs -$ -$ -$ -$ 5,830$ Excluding Special Items, operating loss would have been: (37,840)$ (36,020)$ (29,370)$ (24,710)$ (19,650)$ Total Company Net sales 1,394,860$ 1,272,910$ 1,083,960$ 902,460$ 777,050$ Operating profit 120,530$ 127,870$ 131,320$ 109,340$ 49,500$ Total Special Items to consider in evaluating operating profit: 17,660$ 10,680$ 520$ -$ 21,350$ Excluding Special Items, operating profit would have been: 138,190$ 138,550$ 131,840$ 109,340$ 70,850$ Operating margin excluding special items 9.9% 10.9% 12.2% 12.1% 9.1% (unaudited, dollars in thousands)